SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 23, 2009

Global Resource Corporation

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-50944	84-1565820
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1000 Atrium Way, Suite 100
Mount Laurel, New Jersey 08054
(Address of Principal Executive Offices)  (Zip Code)

Registrant's telephone number, including area code: (856) 767-5665

________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On April 23, 2009, Global Heavy Oil Corporation (“Global Heavy Oil”), a wholly-owned subsidiary of the Registrant, entered into a Joint Development Agreement with Schlumberger Technology Corporation and Schlumberger Holdings Limited for the purpose of developing “surface upgrading” products and services for “heavy oil” oilfield operations.  The joint development will be based on, and will utilize, the Registrant’s proprietary patent-pending technologies and intellectual property.

Under the collaboration, the parties will design and develop the products and services for the “heavy oil” field of use and test their efficacy and will then design and develop prototype devices or systems.  Global Heavy Oil will receive a total of $600,000 in consideration for an exclusive license of  the Registrant’s intellectual property in the “heavy oil” field of use and will potentially receive an additional fee of $1 million.

Upon the successful completion of the joint development, the parties will enter into a joint venture for the purpose of commercially exploiting the products and services developed in the “heavy oil” field of use.  Through Global Heavy Oil, the Registrant will have the right to acquire up to a 40% interest in this joint venture.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Resource Corporation

Dated: April 28, 2009	By: /s/ Eric Swain
Eric Swain
Chief Executive Officer